Exhibit 99.4

Lazard & Co., Limited 50 Stratton Street London W1J 8LL United Kingdom	Centerview Partners UK LLP Ryder Court 14 Ryder Street London SW1 6QB United Kingdom

Citigroup Global Markets Limited Citigroup Centre Canada Square London E14 5LB United Kingdom	Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB United Kingdom

To:	The Directors Kraft Foods Inc. Three Lakes Drive Northfield Illinois 60093 United States of America

12 January 2010

Dear Sirs

Report on profit estimate by Kraft Foods Inc.

We refer to the profit estimate comprising the statement by Kraft Foods Inc. (“Kraft Foods”) in respect of the diluted earnings per share of Kraft Foods and its consolidated subsidiaries (together the “Kraft Foods Group”) for the year ending 31 December 2009 (the “Profit Estimate”).

We have discussed the Profit Estimate and the basis on which it has been prepared with the executive officers of Kraft Foods and with PricewaterhouseCoopers LLP. Kraft Foods has confirmed to us that all information relevant to the Profit Estimate has been disclosed to us. We have relied upon the accuracy and completeness of all such information and have assumed such accuracy and completeness for the purposes of providing this letter to you. We have also discussed the accounting policies and basis of calculation for the Profit Estimate with the executive officers of Kraft Foods and with PricewaterhouseCoopers LLP and we have considered PricewaterhouseCoopers LLP’s letter dated 12 January 2010 addressed to you and us on this matter.

This letter to you is solely in connection with Rule 28.3(b) of the City Code on Takeovers and Mergers and for no other purpose. Accordingly, save for any responsibility that we may have to those persons to whom this letter is expressly addressed, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any person for any loss suffered by any such person as a result of, or in connection with, this letter.

On the basis of the foregoing, we consider that the Profit Estimate, for which you in your capacity as directors are solely responsible, for the purposes of the City Code on Takeovers and Mergers, has been prepared with due care and consideration by the directors.

Each of Lazard & Co., Limited, Centerview Partners UK LLP, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch has given and not withdrawn its consent to the publication of the Profit Estimate with the inclusion of this letter and the references to its name in the form and context in which they appear.

Yours faithfully,

for and on behalf of

Lazard & Co., Limited	Centerview Partners UK LLP

Citigroup Global Markets Limited	Deutsche Bank AG, London Branch

Lazard & Co., Limited, which is authorised and regulated by the Financial Services Authority in the United Kingdom, is acting as financial adviser to Kraft Foods and no one else in connection with the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Lazard & Co., Limited, nor for providing advice in relation to the Offer or any matters referred to herein.

Centerview Partners UK LLP, which is authorised and regulated by the Financial Services Authority in the United Kingdom, is acting as financial adviser to Kraft Foods and no one else in connection with the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Centerview Partners UK LLP, nor for providing advice in relation to the Offer or any matters referred to herein.

Citigroup Global Markets Limited, which is authorised and regulated by the Financial Services Authority in the United Kingdom, is acting as financial adviser and corporate broker to Kraft Foods and no one else in connection with the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Citigroup Global Markets Limited, nor for providing advice in relation to the Offer or any matters referred to herein.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin—Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Services Authority. Details about the extent of Deutsche Bank AG’s authorisation and regulation by the Financial Services Authority are available on request. Deutsche Bank AG, London Branch (and its affiliates) are acting as financial adviser and corporate broker to Kraft Foods and no one else in connection with the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Deutsche Bank AG, London Branch (or its affiliates), nor for providing advice in relation to the Offer or any matters referred to herein.